Exhibit 10.11
HCM ACQUISITION COMPANY
October 3, 2007
Highland Capital Management, L.P.
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Dear Sir:
             This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of HCM Acquisition Company (“Company”) and continuing until the consummation by the Company of a business combination (as described in the Company’s IPO prospectus) or the distribution of the trust account (as described in the Company’s IPO prospectus) to the Company’s public stockholders, Highland Capital Management, L.P. or its affiliates shall make available to the Company certain general and administrative services including utilities and administrative support, as well as the use of certain limited office space, as may be required by the Company from time to time, initially situated at 13455 Noel Road, Suite 800, Dallas, TX 75240 (or any successor location). In exchange therefor, the Company shall pay Highland Capital Management, L.P., or its affiliates, the sum of $10,000 per month beginning on the Effective Date and continuing monthly thereafter until the consummation by the Company of a business combination or the distribution of the trust account to the Company’s public stockholders.

Very truly yours,

HCM ACQUISITION COMPANY

By:	/s/ Thomas J. Surgent Name: Thomas J. Surgent
Title: Secretary

AGREED TO AND ACCEPTED BY:

HIGHLAND CAPITAL MANAGEMENT, L.P.
By: Strand Advisors, Inc., its general partner

By:	/s/ Michael Colvin Name: Michael Colvin
Title: Secretary